Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-81825 and 333-149634 on Form S-8 and Registration Statement No. 333-190307 on Form F-3 of Vodafone Group Plc of our report dated February 27, 2014 relating to the 2013 consolidated financial statements of Cellco Partnership d/b/a Verizon Wireless appearing in this Annual Report on Form 20-F of Vodafone Group Plc for the year ended March 31, 2015.

/s/ Deloitte & Touche LLP

New York, New York
June 8, 2015